                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):   April 6, 1995



                               CPT HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


  Minnesota                         0-7462                      41-0972129
(State or other                   (Commission                 (IRS Employer
 jurisdiction)                    File Number)              Identification No.)




  1430 Broadway, 13th Floor, New York, NY                             10018
  (Address of principal executive offices)                         (Zip Code)





       Registrant's telephone number, including area code: (212)382-1313

ITEM 2.  ACQUISITION OR DISPOSITION OF A BUSINESS

On April 6, 1995, J&L Acquisition Corp., a Delaware corporation ("JLA"), a newly incorporated, indirect, majority-owned subsidiary of CPT Holdings, Inc. (the "Company"), acquired substantially all of the assets of J&L Structural, Inc. ("JLS") and Trailer Components, Inc. ("TCI"), Pennsylvania corporations based in Aliquippa, Pennsylvania, for $50 Million plus the assumption of certain liabilities which were satisfied at closing (the "Acquisition"). Simultaneously with the closing, JLA changed its name to J&L Structural, Inc. JLS is a nationwide independent producer of high quality lightweight structural steel shapes used primarily in the manufactured housing, truck trailer and highway safety systems industries. TCI provides secondary services to JLS. Current management of JLS will remain with JLA under long term employment agreements.

As part of the Acquisition, the asset's of Brighton Electric Steel Casting Company ("Brighton"), an existing subsidiary of the Company and the direct parent of JLA, were contributed to JLA and Brighton changed its name to J & L Holdings, Inc.("JLH"). Prior to the closing of the Acquisition, Brighton redeemed its preferred stock from the holder thereof in consideration for the issuance by the Company of a Deferred Purchase Money Note in the approximate amount of $475,000, said amount equal to the stated value for the preferred stock and the accrued dividends thereon, bearing interest at 11 percent and due December 15, 2002.

The purchase price and related expenses were funded as follows: (1) a $22 Million 6-year Senior Term Loan from Finova Capital Corporation ("Finova"), bearing interest at prime plus 2 percent and secured by a first lien on the assets of JLA; (2) $23 Million of Subordinated Secured Notes from The Paul Revere Investment Management Corporation, as agent for The Paul Revere Life Insurance Company, The Paul Revere Variable Annuity Insurance Company, The Paul Revere Protective Life Insurance Company and Rhode Island Hospital Trust National Bank, as trustee, each bearing interest at 13 percent, secured by a junior lien on the assets of JLA and including a grant of warrants equal in the aggregate to 15.3 percent of the common stock ownership of JLA, subject to certain exercise restrictions; (3) a $15 Million Revolving Line of Credit provided by Finova and bearing interest at prime plus 1.5 percent having an initial term of 5 years followed by a 1 year right of renewal at Finova's discretion; (4) a capital contribution of approximately $2.5 Million by the shareholders of JLS in return for the issuance of common stock representing
19.8 percent of JLH, which was in turn contributed to JLA ; and (5) a $5 Million capital contribution from the Company to JLH which was, in turn, contributed by JLH to JLA.

The $5 Million equity capital infusion from the Company was loaned to the Company by Trinity Investment Corp. as part of a larger borrowing in the approximate total amount of $6.7 Million (the "Credit Agreement"), the additional borrowings being used to retire the existing Variable Rate Debenture of the Company to Trinity in the amount of $ 900,000 dated February 5, 1993 and certain other short-term obligations of the Company. The Credit Agreement is evidenced by a Debenture of the Company to Trinity bearing interest at the fixed rate of 13% per annum and due December 15, 2002. As additional consideration for the Credit Agreement, the Company granted Trinity Warrants to purchase up to 2,000,000 shares of the common stock of the Company at an exercise price of $ 1.00 per share.

ITEM 7.  HISTORICAL FINANCIAL STATEMENTS,  PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS:

Pro Forma Financial Information..........................................  [ ]

Unaudited Interim Financial Statements of J&L Structural, Inc............  [ ]

Audited Historical Financial Statements of J&L Structural,Inc............  [ ]

Exhibit 23    Independent Accounts Consent...............................  [ ]

Exhibit 99.1  Press Release issued by the Registrant on April 6, 1995....  [ ]

Exhibit 99.2  Asset Purchase Agreement...................................  [ ]

Exhibit 99.3  Loan and Security Agreement................................  [ ]

Exhibit 99.4  Note and Warrant Purchase Agreement........................  [ ]

Exhibit 99.5  Mortgage between the Paul Revere Investment Management.....  [ ]
              Corporation, as Agent and J&L Structural, Inc.

Exhibit 99.6  Management Subordination Agreement.........................  [ ]

Exhibit 99.7  Pledge Agreement...........................................  [ ]

Exhibit 99.8  Collateral Assignment of Trademarks and Security Agreement.  [ ]


                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        CPT HOLDINGS, INC.
                                        (Registrant)





                                        By /s/William L. Remley
                                           ---------------------
                                           William L. Remley
                                           President


April 21, 1995

                  CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

The following consolidated pro forma financial information (the "Pro Forma Financial Information") have been derived by the application of pro forma adjustments to the Historical Financial Statements included as part of this item beginning on page 11 and the Registrant's previously filed Forms 10-K and 10-Q. Certain adjustments have been made to the Registrant's historical results for the fiscal year ended June 30, 1994 in order to eliminate the effects of certain discontinued operations as explained more fully in the accompanying notes and Form 8-K filed on October 27, 1994. J&L Structural, Inc. (J&L) has a fiscal year end as of September 30 which differs from that of the Registrant's. For purposes of the Pro Forma Financial Information, the year ended June 30, 1994 results incorporate the fiscal year results ended September 30, 1994 for J&L, and for the six months ended December 31, 1994 results, J&L added its three months ended September 30, 1994 results with its three months ended December 31, 1994 results. The pro forma statements of operations give effect to the Acquisition as if it were consummated on July 1, 1993. The pro forma balance sheet gives effect to the Acquisition as if it had occurred on December 31, 1994. The pro forma adjustments are described in the accompanying notes. The Pro Forma Financial Information should not be considered indicative of actual results that would have been achieved had the Acquisition been consummated on the dates or for the periods indicated and do not purport to indicate results of operations as of any future date or for any future period. The Pro Forma Financial Information should be read in conjunction with the Historical Financial Statements and the notes thereto included in this item beginning on page 11 and in the Registrant's previously filed Forms 10-K and 10-Q.

The pro forma adjustments were applied to the respective Historical Financial Statements to reflect the new capitalization of the Registrant and to account for the Acquisition as a purchase. Under purchase accounting, the respective purchase cost will be allocated to the acquired assets and liabilities based on their relative fair values as of the closing date, based on valuations and other studies which are not yet complete. The Registrant does not expect that the effects of the final allocation will differ materially from those set forth herein.

                               CPT HOLDINGS, INC.
                CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                         12 MONTHS ENDED JUNE 30, 1994
                             (DOLLARS IN THOUSANDS)

                                                    Elimination of
                                          CPT       Discontinued                          J&L
                                        Holdings    Operations(a)      CPT Holdings    Structural      Pro Forma          Pro Forma
                                       Historical   -------------       Adjusted       Historical     Adjustments         ---------
                                       ----------                      ------------    ----------     -----------
 Sales, net                              $15,432        $9,455            $5,977        $74,351                            $80,328
 Cost of sales excluding depreciation     11,923         7,721             4,202         61,233          $1,385 (b)         66,820
 Depreciation                                 36                              36          1,893           3,150 (b)          5,079
                                        --------      --------            ------        -------        --------           --------
 Gross profit                              3,473         1,734             1,739         11,225         (4,535)              8,429
 Selling, general and administrative       4,427         3,114             1,313          3,921           (600) (b)          4,634
 Depreciation & amortization                                                                156                                156
 Interest expense                            444           427                17            219           7,226 (c)          7,462
 Other expense (income)                    (169)                           (169)            (7)             169 (d)            (7)
                                        --------      --------            ------        -------        --------           --------
 Income (loss) before taxes              (1,229)       (1,807)               578          6,936        (11,330)           ($3,816)
 Provision for income taxes
                                        --------      --------            ------        -------        --------           --------
 Net income (loss) from operations      ($1,229)      ($1,807)              $578         $6,936         $11,330           ($3,816)
                                        ========      ========            ======        =======        ========           ========




6 MONTHS ENDED DECEMBER 31, 1994
(DOLLARS IN THOUSANDS)

                                                                J&L
                                             CPT Holdings   Structural          Pro Forma
                                               Historical   Historical         Adjustments         Pro Forma
                                               ----------   ----------         -----------         ---------
 Sales, net                                        $2,884      $40,920                               $43,804
 Cost of sales excluding depreciation               2,179       33,684                                35,863
 Depreciation                                          18          920             $1,275 (b)          2,213
                                                  -------      -------           --------            -------
 Gross profit                                         687        6,316            (1,275)              5,728
 Selling, general and administrative                  602        2,091              (300) (b)          2,393
 Depreciation & amortization                                        71                                    71
 Interest expense                                      77          154              3,473 (c)          3,704
 Other expense (income)                                70            4               (73) (d)              1
                                                  -------      -------           --------            -------
 Income (loss) before taxes                          (62)        3,996            (4,375)              (441)

 Provision (benefit) for income taxes                  61                            (61) (e)
                                                  -------      -------           --------            -------
 Net income (loss) from operations                 ($123)       $3,996           ($4,314)             ($441)
                                                   ======      =======           ========            =======

NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS



(a) The pro forma adjustments to CPT Holdings, Inc.'s historical results for the fiscal year ended June 30, 1994 result from the discontinuance of operations of a subsidiary. On October 27, 1994, the Company joined with the primary secured lender of its subsidiary, Hupp Industries, Inc. ("Hupp"), to consummate a secured party sale with respect to substantially all of the assets of Hupp to DH Acquisition Corp. as nominee for Dreison International, Inc. As a result, the pro forma statement of operations for the twelve months ended June 30, 1994 has been adjusted to exclude the operations of Hupp as previously reported in the Registrant's Form 10-K as of the same date.

(b) The pro forma adjustments to costs of sales and selling, general and administrative expenses include the increase in depreciation expense resulting from the revaluation of fixed assets (computed using an average useful life of 12 years), the realization of additional inventory costs resulting from the elimination of existing LIFO reserves and recognition of manufacturing profits in existing finished goods and the reduction in the hourly employee profit sharing plan expense as a result of the impact of the Acquisition on the computation of the benefit. Such amounts are as follows (in thousands):

                                                                           Twelve Months          Six Months
                                                                               Ended                 Ended
 COSTS OF SALES:                                                           June 30, 1994       December 31, 1994
                                                                           -------------       -----------------
 Additional depreciation due to fixed asset revaluation                           $3,150                $1,575
 (using 12 yr. life)
 Realization of effects of purchase accounting                                     1,385                   --
 adjustments to inventory                                                          -----                ------
                                                                                  $4,535                $1,575
                                                                                  ======                ======

 SELLING, GENERAL AND ADMINISTRATIVE:
 Reduction in hourly employee profit sharing plan expense                          ($600)                ($300)
                                                                                   ======                ======




(c) The pro forma adjustment to interest expense and amortization of deferred financing costs reflects the following (in thousands):


                                                                           Twelve Months          Six Months
                                                                               Ended                 Ended
                                                                           June 30, 1994       December 31, 1994
                                                                         ------------------    -----------------
 Elimination of interest on existing indebtedness                                    ($219)               ($154)
 Interest expense on the Senior Loan and the Revolving Line of Credit                 3,014                1,410
 Interest expense on the Subordinated Secured Notes                                   2,998                1,500
 Interest expense on the Trinity Credit Agreement                                       858                  429
 Interest expense on the Deferred Purchase Money Promissory Note                         51                   26
 Amortization of deferred financing costs                                               524                  262
                                                                                        ---                  ---
                                                                                     $7,226               $3,473
                                                                                     ======               ======


(d)      Reflects the elimination of the minority ownership held in Brighton.

(e) Reflects the effect of the Acquisition on the provision for income taxes.

                               CPT HOLDINGS, INC.
                      CONSOLIDATED PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1994
                             (DOLLARS IN THOUSANDS)



                                             CPT            J&L
                                          Holdings      Structural             Pro Forma
                                         Historical     Historical           Adjustments                  Pro Forma
                                         ----------     ----------           -----------                  ---------
ASSETS

Cash                                            $87           $202                                             $289
Accounts receivable                             575          6,477                                            7,052
Inventory                                       716          7,292                $1,385 (a)                  9,393
Prepaid expenses                                 23             33                                               56
                                              -----         ------                ------                     ------
         Total current assets                 1,401         14,004                 1,385                     16,790
                                              -----         ------                ------                     ------

Property and equipment, net                     358          6,356                37,796 (a)                 44,510

Deferred financing costs                                                           3,825 (a)                  3,825
Other assets                                     50            468                                              518
Intangibles, net                              1,601              8                   (8) (a)                  1,601
                                              -----         ------                ------                     ------
          Total assets                       $3,410        $20,836               $42,998                    $67,244
                                              =====         ======                ======                     ======

LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable                             $2,501         $4,121                ($543)    (b)              $6,079
Accrued expenses                              1,090          1,863                                            2,953
Short term borrowings                         3,318                                (150)    (b)               3,168
Current portion of long term debt                              189                1, 491    (b)(c)            1,680
                                              -----          -----                ------                      -----
          Total current liabilities           6,909          6,173                   798                     13,880


Existing debt /Credit Agreement                 900          8,382               (2,845)  (a)(b)(c)           6,437

Deferred purchase money promissory note                                              466    (b)                 466


Revolving line of credit                                                           5,590    (c)               5,590
Senior loan                                                                       20,320    (c)              20,320
Subordinated secured notes                                                        22,847    (c)              22,847
                                              -----         ------                ------                     ------
          Total liabilities                   7,809         14,555                47,176                     69,540

Minority interest in subsidiaries               269                                2,353    (c)              2,622
Redeemable preferred stock                      350                                (350)    (b)

STOCKHOLDERS' EQUITY

Common Stock                                     76                                                              76
Additional paid-in capital                    4.368            363                 (263)  (a)(c)              4,468
Retained earnings                            (9,462)         5,918               (5,918)    (a)             (9,462)
                                             ------         ------                ------                    -------
          Total stockholders' equity        (5,018)          6,281               (6,181)                    (4,918)
                                             ------         ------                ------                    ------

Total liabilities                            $3,410        $20,836               $42,998                   $67,244
 and stockholders' equity                    ======         ======                ======                    ======


NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET


(a) The acquisition of J&L will be accounted for as a purchase applying the provisions of Accounting Principles Board Opinion No. 16 (APB 16).
         The respective purchase cost will be allocated to acquired assets and liabilities based on their relative fair values as of the closing dates, based on valuations and other studies which are not yet complete. However, the Company believes that the effects of the final allocation will not differ materially from those set forth herein.

         The purchase cost and preliminary allocation of the excess of cost over the net book value of assets acquired is as follows (in thousands):

 Purchase cost:
 Purchase of assets of J&L Structural, Inc.                                $      47,500
 Purchase of assets of Trailer Components, Inc.                                    2,500
 Fees and expenses                                                                 4,250
                                                                                   -----
 Total purchase cost                                                              54,250

 Pro forma book value of assets acquired:
 Book value of J&L per the historical financial statements                         6,281
 Debt not assumed (current - $ 189; long term - $ 4,782)                           4,971
                                                                                   -----
 Total pro forma book value of assets acquired                                    11,252

 Excess of purchase cost over net book value of assets acquired                   42,998
 Allocated to:
 Property and equipment                                                           37,796
 Inventory ( comprised of elimination of the LIFO reserve - $768;
   and the recognition of manufacturing profit in finished goods-$617)             1,385
 Deferred financing costs                                                          3,825
 Elimination of intangible assets                                                    (8)
                                                                                     ---
 Remaining excess of purchase cost over net assets acquired                $           0
                                                                               =========




(b) Reflects the repayment/restructuring of existing indebtedness as follows (in thousands):


                                                    Repayment of   Repayment of   Redemption of
                                         Credit    Note to Ascott    Existing       Preferred
                                       Agreement      Wing, Inc    Indebtedness        Stock         Total
                                       ---------   --------------  ------------  --------------      -----
 Accounts payable                     $   ( 543)                                                   $   (543)
 Short-term borrowings                                      (150)                                      (150)
 Current portion of long-term                                             (189)                        (189)
 debt
 Existing debt                               637                        (8,382)                      (7,745)
 Deferred purchase money note                                                               466          466
 Minority interest in subsidiaries         (269)                                                       (269)
 Redeemable preferred stock                                                               (350)        (350)

(c)      Reflects the Acquisition capitalization as follows (in thousands):

       Revolving Line of Credit Agreement             $       5,590
       Senior Loan excluding current portion                 20,320
       Current portion of Senior Loan                         1,680
       Subordinated Secured Notes, including
       warrants                                              23,000  (i)
       Credit Agreement, including warrants                   5,000  (ii)
       Management equity in subsidiary                        2,469
                                                              -----
              Total                                   $      58,059
                                                             ======

(i) The Subordinated Secured Notes is shown as the gross proceeds amount which includes common stock purchase warrants valued at $153,000 as of the Acquisition date. The value of these warrants has been credited to minority interest in subsidiaries.

(ii) The Credit Agreement is shown as the gross proceeds amount which includes common stock purchase warrants valued at $100,000 as of the Acquisition date. The value of these warrants has been credited to additional paid-in capital.

                              J&L STRUCTURAL, INC.
                    Unaudited Interim Combined Balance Sheet
                             (dollars in thousands)


                                                            December 31,      September 30,
                                                                1994               1994
                                                                ----               ----
ASSETS

Cash                                                        $    202          $    286
Accounts Receivable, net                                       6,477             6,727
Inventory                                                      7,292             8,583
Prepaid expenses                                                  33                83
                                                            --------          --------

         Total  current assets                                14,004            15,679

Property and equipment, net                                    6,356             6,383
Other assets                                                     468               468
Intangibles, net                                                   8                 8
                                                            --------          --------
         Total assets                                        $20,836           $22,538
                                                            --------          --------


LIABILITIES & SHAREHOLDERS' EQUITY

Accounts payable                                              $4,121            $5,778
Accrued expenses                                               1,863             2,389
Short term borrowings                                          3,600             2,890
Current portion of long term debt                                189               189
                                                            --------          --------

         Total current liabilities                             9,773            11,246


Long-term debt                                                 4,782             4,828
                                                            --------          --------

         Total liabilities                                    14,555            16,074
                                                            --------          --------


SHAREHOLDERS' EQUITY

Common stock and
  additional paid-in capital                                     363               363
Retained earnings                                              5,918             6,101
                                                            --------          --------

Total shareholders' equity                                     6,281             6,464
                                                            --------          --------


TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                     $20,836           $22,538
                                                            ========          ========

See notes to the unaudited interim combined financial statements.

                              J&L STRUCTURAL, INC.
                Unaudited Interim Combined Statements of Income
             For the Three Months Ended December 31, 1994 and 1993
                             (dollars in thousands)





                                                     1994                         1993
                                                     ----                         ----
Net sales                                         $20,870                      $16,286
Cost of goods sold                                 17,897                       13,857
                                                   ------                       ------
Gross profit                                        2,973                        2,429


Selling, general and administrative expenses        1,227                        1,121
                                                   ------                       ------
Income from operations                              1,746                        1,308

Interest expense, net                                  83                           52
Other  expense                                          4                            6
                                                   ------                       ------

Net income                                         $1,659                       $1,250
                                                   ======                       ======





See notes to the unaudited interim combined financial statements.

                              J&L STRUCTURAL, INC.
              Unaudited Interim Combined Statements Of Cash Flows
             For the Three Months Ended December 31, 1994 and 1993
                             (dollars in thousands)



                                                        1994                         1993
                                                        ----                         ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                            $1,659                       $1,250
    Adjustments to reconcile net income
     to net cash provided by operating activities -
       Depreciation and amortization                     484                          528
       Change in assets and liabilities -
       Accounts receivable                               250                         (88)
       Inventories                                     1,091                          404
       Prepaid expenses                                   98                           28
       Accounts payable                               (1,291)                        (872)
       Accrued expenses                                  439                        (414)
                                                     -------                       ------

    Total adjustments                                  1,071                        (414)

Net cash provided by operating activities              2,730                          836
                                                     -------                       ------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net                              (556)                        (268)
                                                     -------                       ------


CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under line of credit                      900                          900
Principal repayments on long-term debt                  (46)                        (332)
Distributions paid to shareholders                   (3,112)                        (806)
                                                     -------                       ------
Net cash used for financing activities               (2,258)                        (238)
                                                     -------                       ------

NET INCREASE (DECREASE) IN CASH                         (84)                          330


CASH, beginning of year                                  286                          186
                                                     -------                       ------

CASH, end  of year                                      $202                         $516
                                                     =======                       ======





See notes to the unaudited interim combined  financial statements.

                              J&L STRUCTURAL, INC.
          Notes to the Unaudited Interim Combined Financial Statements
             For the Three Months Ended December 31, 1994 and 1993
                             (dollars in thousands)





(1) Summary of Significant Accounting Policies

The accompanying combined financial statements of J&L Structural, Inc. ("J&L") has been prepared in accordance with the instructions for Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The accounts of Trailer Components, Inc. ("TCI"), an entity under common control, have been combined with those of J&L after elimination of all significant intercompany balances and transactions. The financial information included herein is unaudited; however, the information reflects all adjustments (consisting solely of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations, and cash flows for the interim periods.

Operating results for the three month period are not necessarily indicative of the results that may be expected for the entire fiscal year.

(2)      Inventories

Inventories at December 31, 1994 and September 30, 1994, consist of the following (in thousands):


                                           December                          September
                                           --------                          ---------
         Raw materials                     $2,503                            $3,218
         Finished goods                     5,557                             5,954
                                            -----                             -----
                                            8,060                             9,172
         LIFO reserve                       (768)                             (589)
                                            -----                             -----
         Total                             $7,292                            $8,583
                                           ======                            ======


(3) Subsequent Event

On April 6, 1995, J&L sold substantially all of its assets and certain liabilities together with those of TCI to J&L Acquisition Corp., an indirect, majority-owned subsidiary of CPT Holdings, Inc., for $50 million in cash plus the assumption of certain outstanding debt.

                        J&L STRUCTURAL, INC.

                        FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1994 AND 1993
                        TOGETHER WITH REPORT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
J&L Structural, Inc.:

We have audited the accompanying balance sheets of J&L Structural, Inc. (a Pennsylvania corporation) as of September 30, 1994 and 1993, and the related statements of income and retained earnings and cash flows for the years ended September 30, 1994, 1993 and 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of J&L Structural, Inc. as of September 30, 1994 and 1993, and the results of its operations and its cash flows for the years ended September 30, 1994, 1993 and 1992, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
  October 28, 1994

                              J&L STRUCTURAL, INC.


                                 BALANCE SHEETS

                           SEPTEMBER 30, 1994 AND 1993


                    A S S E T S
                    -----------

                                                         1994          1993
                                                     -----------   -----------
CURRENT ASSETS:
  Cash                                               $   286,393   $   186,110
  Accounts receivable, net                             6,727,035     4,921,713
  Inventories                                          8,582,971     5,706,174
  Prepaid expenses                                        82,891        78,387
                                                     -----------   -----------
                Total current assets                  15,679,290    10,892,384
                                                     -----------   -----------

PROPERTY, PLANT AND EQUIPMENT                         15,306,766    15,019,676

  Less- Accumulated depreciation                       8,923,654     7,655,456
                                                     -----------   -----------
                Net property, plant and equipment      6,383,112     7,364,220
                                                     -----------   -----------

OTHER ASSETS                                             475,311        35,218
                                                     -----------   -----------
                                                     $22,537,713   $18,291,822
                                                     ===========   ===========



LIABILITIES AND SHAREHOLDERS' INVESTMENT
- - ----------------------------------------

                                                        1994           1993
                                                     -----------   -----------
CURRENT LIABILITIES:
  Debt payable                                       $ 2,889,496   $ 1,481,223
  Accounts payable                                     5,778,075     4,435,607
  Accrued expenses                                     1,474,269     1,063,202
  Accrued distributions to shareholders                1,103,678     1,089,390
                                                     -----------   -----------
                Total current liabilities             11,245,518     8,069,422
                                                     -----------   -----------
LONG-TERM DEBT                                         4,828,143     5,017,279
                                                     -----------   -----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' INVESTMENT:
  Common stock                                               600           600
  Paid-in capital                                        362,926       362,926
  Retained earnings                                    6,100,526     4,841,595
                                                     -----------   -----------
                Total shareholders' investment         6,464,052     5,205,121
                                                     -----------   -----------
                                                     $22,537,713   $18,291,822
                                                     ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                              J&L STRUCTURAL, INC.


                   STATEMENTS OF INCOME AND RETAINED EARNINGS

              FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

                                          1994          1993          1992
                                      -----------   -----------   -----------
NET SALES                             $74,350,614   $52,082,226   $43,975,513

COST OF GOODS SOLD                     63,125,605    43,523,063    36,513,836
                                      -----------   -----------   -----------
          Gross profit                 11,225,009     8,559,163     7,461,677

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES               4,076,951     3,496,393     2,939,624
                                      -----------   -----------   -----------
          Income from operations        7,148,058     5,062,770     4,522,053

INTEREST EXPENSE, net                    (219,356)     (251,303)     (259,888)

OTHER INCOME (EXPENSE)                      7,580        38,478        (6,583)
                                      -----------   -----------   -----------
NET INCOME                              6,936,282     4,849,945     4,255,582

RETAINED EARNINGS, beginning
  of year                               4,841,595     6,366,337     5,677,214

LESS- DISTRIBUTIONS TO SHAREHOLDERS    (5,677,351)   (6,374,687)   (3,566,459)
                                      -----------   -----------   -----------
RETAINED EARNINGS, end of year        $ 6,100,526   $ 4,841,595   $ 6,366,337
                                      ===========   ===========   ===========



                   The accompanying notes are an integral part
                         of these financial statements.

                              J&L STRUCTURAL, INC.

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

                                              1994          1993          1992
                                          -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                              $ 6,936,282   $ 4,849,945   $ 4,255,582
                                          -----------   -----------   -----------
  Adjustments to reconcile net income
    to net cash provided by
    operating activities-
      Depreciation and amortization         2,048,668     2,191,045     2,171,294
      Change in assets and liabilities-
        Accounts receivable                (1,805,322)     (573,816)     (785,596)
        Inventories                        (2,876,797)     (236,512)   (1,121,428)
        Prepaid expenses                       (4,504)      (36,122)      (40,489)
        Other assets                         (440,342)      264,646       (19,413)
        Accounts payable                    1,342,468     1,140,011      (339,189)
        Accrued expenses                      411,067       205,668       438,175
                                          -----------   -----------   -----------
         Total adjustments                 (1,324,762)    2,954,920       303,354
                                          -----------   -----------   -----------
         Net cash provided by
           operating activities             5,611,520     7,804,865     4,558,936
                                          -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net                (1,067,311)     (871,322)   (1,255,726)
                                          -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under line of credit       1,400,000       680,000       255,000
  Principal repayments on long-term debt     (180,863)   (1,570,161)     (591,804)
  Distributions paid to shareholders       (5,663,063)   (6,012,977)   (2,962,629)
                                          -----------   -----------   -----------
         Net cash used for
           financing activities            (4,443,926)   (6,903,138)   (3,299,433)
                                          -----------   -----------   -----------
NET INCREASE IN CASH                          100,283        30,405         3,777

CASH, beginning of year                       186,110       155,705       151,928
                                          -----------   -----------   -----------
CASH, end of year                         $   286,393   $   186,110   $   155,705
                                          ===========   ===========   ===========
SUPPLEMENTAL DATA:
  Cash payments for interest              $   230,000   $   241,000   $   261,000
                                          ===========   ===========   ===========

  The accompanying notes are an integral part of these financial statements.

                              J&L STRUCTURAL, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           SEPTEMBER 30, 1994 AND 1993

1. DESCRIPTION OF BUSINESS:

J&L Structural, Inc. (the Company or J&L) was formed in 1987 to purchase certain previously idle plant and operating equipment from LTV Steel Corporation. The Company is engaged in the business of manufacturing and fabricating lightweight structural steel shapes. The Company's products are distributed throughout the United States and Canada to customers principally in the manufactured housing, tractor trailer, highway guard rails, construction and shipbuilding industries.

Trailer Components, Inc. (TCI) fabricates certain of the Company's products to meet the requirements of some customers.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The accompanying financial statements reflect the application of the following significant accounting policies:

Basis of Presentation

TCI was established effective October 1, 1992 (Note 10). The accounts of TCI have been combined with those of the Company, after elimination of all significant intercompany balances and transactions, in the accompanying financial statements for fiscal 1993 and subsequent periods. TCI is an entity under common control by the shareholders of the Company and is included in the transaction discussed in Note 11. The assets and results of operations of TCI are not significant to the Company.

Fiscal Year

Effective October 1, 1993, the Company changed its fiscal year-end to December
31. Prior to October 1, 1993, the Company had a fiscal year-end of September 30. The accompanying financial statements have been prepared as of September 30, 1994 and 1993, to comply with the contractual requirements of a sale agreement with a third party as described in Note 11.

Inventories

Inventories (consisting primarily of raw steel billets and finished structural steel) include material, labor and overhead and are primarily stated at the lower of last-in, first-out (LIFO) cost or market. The Company's LIFO method is based on raw material costs only.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is provided using the straight-line method by making periodic charges to income over the estimated useful lives of the assets, which are as follows:


     Land Improvements                              5-10 years
     Buildings and Improvements                      20  years
     Machinery and Equipment                         5-7 years
     Rolls                                            3  years



     Office Furniture and Equipment                   5  years

Maintenance and repairs are charged to expense as incurred, while major replacements and improvements are capitalized. The net cost of items sold or retired are removed from the property accounts and any gain or loss is recorded currently in the statements of income and retained earnings.

During the year ended September 30, 1994, the Company removed from the property accounts certain idle equipment with a cost of approximately $681,000 that was fully depreciated.

Included in other assets is a refundable deposit of approximately $368,000 related to the pending purchase of land adjacent to the Company's operating facilities.

Insurance

The Company provides health insurance and workers' compensation coverage to its employees under separate self-insurance programs that include certain stop-loss coverages. Insurance expense is recognized based on estimated losses under the programs. Components of insurance expense include paid claims, incurred but not paid claims and estimated incurred but not reported claims.

Income Taxes

The shareholders of the Company and TCI have elected Subchapter S status for both federal and state income tax purposes. Accordingly, the companies are not liable for either federal or state income taxes and no provision for such taxes has been made in these financial statements. It is the companies' general policy to make distributions to their shareholders, as required, in order for them to make payments of their personal income taxes resulting from the companyies' operations.

Shareholder Distributions

Effective for fiscal 1993, the Company recognized shareholder distributions on a full accrual basis. Prior to 1993, shareholder distributions were recognized on a partial accrual basis (based on specific distribution limitations under its borrowing agreements).

3. ACCOUNTS RECEIVABLE:

Accounts receivable as of September 30, 1994 and 1993, consist of the following:

                                               1994             1993
                                            ----------       ----------
    Trade receivables                       $6,668,674       $4,990,402
    Other                                      318,838          129,117
                                            ----------       ----------
                                             6,987,512        5,119,519
    Less- Reserve for doubtful accounts       (260,477)        (197,806)
                                            ----------       ----------
    Accounts receivable, net                $6,727,035       $4,921,713
                                            ==========       ==========


The Company grants credit to customers based upon management's assessment of their creditworthiness. Sales to domestic and Canadian manufacturers of manufactured homes, truck trailers, ships and highway guardrail systems, along with customers in the construction industry, account for virtually all of the Company's trade receivables.

No one customer accounted for greater than 10% of net sales for the years ended September 30, 1994 and 1993. One customer accounted for 11% of net sales for the year ended September 30, 1992.

4. INVENTORIES:

Inventories at September 30, 1994 and 1993, consist of the following:

                                       1994                 1993
                                    ----------           ----------
         Raw materials              $3,217,712           $1,797,645
         Finished goods              5,953,921            4,246,857
                                    ----------           ----------
                                     9,171,633            6,044,502
         LIFO reserve                 (588,662)            (338,328)
                                    ----------           ----------
         Total inventories          $8,582,971           $5,706,174
                                    ==========           ==========


5. LONG-TERM DEBT:

As of September 30, 1994 and 1993, the Company had the following long-term debt obligations outstanding:

                                                                                        1994           1993
                                                                                     ----------     ----------
Pennsylvania Department of Community Affairs Note Payable, interest at 3%, no interest accruing and no principal or interest payments due until August 1995, payable in monthly installments of $7,500, including interest, from August 1995 through July 1998 and increasing to $20,717 from August 1998 through July 2003, secured by the real property of the Company and equipment financed under the terms of the installment sales agreement between the Company and the Beaver
County Corporation for Economic Development (BCCED).                                 $3,000,000     $3,000,000

Pennsylvania Bureau of Infrastructure Development Note Payable, interest at
4.5%, payable in monthly installments of $11,475, including interest, secured by the real property of the Company and the equipment financed under the terms of
the installment sales agreement between the Company and BCCED.                        1,047,848      1,136,224

Pennsylvania Industrial Development Authority Note Payable, interest at 3% with an additional 3/4% payable to BCCED, payable in monthly installments of $10,257, including interest, through October 2003, secured by the real property of the
Company and equipment financed under the terms of the installment sales
agreement between the Company and BCCED.                                                969,791      1,062,278
                                                                                     ----------     ----------
           Total                                                                      5,017,639      5,198,502

Less- Current maturities                                                                189,496        181,223
                                                                                     ----------     ----------
                                                                                     $4,828,143     $5,017,279
                                                                                     ==========     ==========

Under an installment sales agreement between BCCED and the Company, BCCED administers the loans due the Pennsylvania Department of Community Affairs, the Pennsylvania Bureau of Infrastructure Development and the Pennsylvania Industrial Development Authority, and holds title to the Company's property until the loans are repaid. The Company is responsible for making all scheduled payments under these obligations and complying with all of the covenants included in the agreements.

6. LINE OF CREDIT:

The Company maintains a line of credit under which borrowings are limited to the lesser of (a) 80% of eligible accounts receivable and 50% of eligible inventory or (b) $4,500,000 (Note 9). Borrowings bear interest ranging from the prime rate to prime plus 1% (7.75% as of September 30, 1994) and are secured by receivables and inventory. This agreement has been extended through the closing date of the transaction described in Note 11, increasing the borrowing limit to $6,000,000.

This agreement includes certain provisions which, among other things, provide the following: (a) the Company will maintain ratios of liabilities to tangible net worth and cash flow to debt service, as defined, and a specified minimum current ratio, (b) limit the amount of capital expenditures the Company can make and (c) limit the amount of dividends paid with respect to the Company's common stock.

Information regarding the Company's borrowings under the line of credit is as follows:


                                                  1994           1993
                                               ----------     ----------
    Outstanding borrowings, end of year        $2,700,000     $1,300,000
                                               ==========     ==========
    Approximate average outstanding balance    $1,836,000     $1,933,000
                                               ==========     ==========
    Approximate maximum outstanding balance    $4,100,000     $3,900,000
                                               ==========     ==========
    Weighted average interest rate for
      the year                                      6.64%          6.00%
                                               ==========     ==========


7. EMPLOYEE BENEFIT PLANS:

In accordance with the labor agreement with the United Steelworkers of America, the Company maintains a defined contribution (money purchase) plan whereby the Company makes contributions, at designated rates, based on hours worked. All contributions required under the plan have been funded as of September 30, 1994. Pension expense for the years ended September 30, 1994, 1993 and 1992, was approximately $204,000, $109,000 and $115,000, respectively.

A profit sharing plan is also provided for substantially all employees. The amount available for profit sharing is based on a return on sales formula using defined levels of pretax income. Under the provisions of the labor agreement, distributions due are calculated and paid quarterly. Such amounts have been reflected as current liabilities in the accompanying balance sheets. Profit sharing expense for the years ended September 30, 1994, 1993 and 1992, was approximately $1,832,000, $1,380,000 and $1,241,000, respectively.

8. RELATED PARTY TRANSACTIONS:

The Company provides accounting and data processing services to Precision Galvanizing Inc. (PGI) and Fourteenth Street Corporation (FSC), companies that could be deemed to be related parties. Fees for such services approximated $62,000, $57,000 and $74,000 for the years ended September 30, 1994, 1993 and
1992, respectively. As of September 30, 1994 and 1993, approximately $186,000 and $119,000, respectively, of these fees were unpaid and included in other accounts receivable.

TCI rents a portion of a building owned by FSC. Rental payments were approximately $149,000, $17,000 and $48,000 (which were based on estimated market rental rates) for the years ended September 30, 1994, 1993 and 1992, respectively.

9. COMMITMENTS AND CONTINGENCIES:

In November 1993, the Company entered into a workers' compensation insurance program that provides for self-insurance with stop-loss protection. This arrangement required the Company to issue a $390,000 letter of credit in the name of the related insurance company. The Company is financially responsible for the face value of this letter of credit. The face value of the letter of credit reduces the availability under the line of credit facility described in
Note 6.

10. SHAREHOLDERS' INVESTMENT:

The capital stock structures of the Company and TCI are identical and are as follows:

                                             Common Stock
                                          -------------------
                                          Class A     Class B
        Par value per share                   $1           $1
        Authorized                        10,000       10,000
        Issued                               300         -
        Outstanding                          300         -
        Voting privileges                    Yes           No


Pursuant to a Shareholders' Agreement dated November 6, 1987, the Company has the option to purchase shares of its stock whenever a shareholder intends to sell the shares. The shares must be offered to the remaining shareholders if the Company elects not to purchase the shares.

All of the outstanding stock of the Company is held pursuant to an Amended Voting Trust Agreement. This agreement allows the Trustee to vote shares included in the Agreement for all matters except those specifically prohibited, and authorizes the Trustee to enter into certain agreements on behalf of the Company. This agreement is effective through the earlier of (a) September 1, 1997, (b) the date at which no person, firm or corporation owns beneficially more than 20% of the then outstanding voting stock or (c) when no voting stock of the Company is beneficially owned by the majority shareholder or his beneficiaries.

In connection with the establishment of TCI (Note 2), a property dividend of approximately $64,000 was distributed to the shareholders, which in turn, represented the initial investment in the new company.

11. SUBSEQUENT EVENT:

The shareholders had previously authorized the management of the Company to negotiate the sale of substantially all the assets of the Company together with the assets of TCI. Management has finalized and agreed to the terms of a purchase agreement with a third party. The closing is expected to take place in the first quarter of 1995.

Management of J&L intends to liquidate the operations of the companies which are not sold. Substantially all of the Company's assets will be sold except for certain cash distributions to the shareholders permitted under the purchase agreement. Under the purchase agreement, the buyer will assume all of the Company's liabilities other than the amounts outstanding under the Company's borrowing agreements (see Notes 5 and 6), which will be paid off concurrent with such sale; and certain pending or threatened litigation, which management does not believe is material to the Company's financial position or results of operations. The accompanying financial statements do not include any adjustments that will result from the sale of substantially all of the companies' assets.

Included in other assets in the accompanying balance sheet at September 30, 1994, is approximately $100,000 in fees incurred in connection with this transaction.

                                EXHIBIT INDEX


Exhibit No.                      Description                            Page No.
- - ----------                     -----------------                       --------
EX-23           Consent of Public Accountant
EX-99.1         Press Release issued by the Registrant on April 6, 1995
EX-99.2         Asset Purchase Agreement
EX-99.3         Loan and Security Agreement
EX-99.4         Note and Warrant Purchase Agreement
EX-99.5         Mortgage between the Paul Revere Investment Management
                Corporation, as Agent, and J&L Structural, Inc.
EX-99.6         Management Subordination Agreement
EX-99.7         Pledge Agreement
EX-99.8         Collateral Assignment of Trademarks and Security Agreement